Exhibit 99.1

Supplemental Financial Report for the

Quarter Ended March 31, 2024

©2024 Greystone & Co. II LLC. All rights reserved. References to the term “Greystone,” refer to Greystone & Co. II LLC and/or its affiliated companies, as applicable.

Supplemental Financial Report for the Quarter Ended March 31, 2024

Partnership Financial Information

TABLE OF CONTENTS

Letter from the CEO	3
Quarterly Fact Sheet	5
Financial Performance Information	6
Appendices	18
Important Disclosure Notices	22
Other Partnership Information	24

© 2024 Greystone & Co. II LLC	2

Supplemental Financial Report for the Quarter Ended March 31, 2024

Letter from the CEO

I am pleased to report Greystone Housing Impact Investors LP’s operating results for the first quarter of 2024. We reported the following financial results as of and for the three months ended March 31, 2024:

•
Total revenues of $22.4 million
•
Net income of $0.42 per Beneficial Unit Certificate (“BUC”), basic and diluted
•
Cash Available for Distribution (“CAD”) of $0.23 per BUC
•
Total assets of $1.45 billion
•
Total Mortgage Revenue Bond (“MRB”) and Governmental Issuer Loan (“GIL”) investments of $1.15 billion

We reported the following notable transactions during the first quarter of 2024:

•
Advanced funds on MRB and taxable MRB investments totaling $27.3 million.
•
Advanced funds on GIL and property loan investments totaling $9.1 million.
•
Advanced funds to joint venture equity investments totaling $7.0 million.
•
Received redemption proceeds for various MRB, GIL, property loan and taxable GIL investments totaling $117.8 million, of which $98.3 million was used to paydown the Partnership’s related debt financing.
•
Issued Series B Preferred Units with a stated value of $17.5 million in exchange for previously issued Series A Preferred Units.
•
Issued Series B Preferred Units to a new investor for gross proceeds of $5.0 million.
•
Issued additional BUCs under the Partnership’s “at-the-market” program for gross proceeds of $1.1 million.

We continue to strategically invest in the affordable multifamily MRB and GIL asset classes where we believe we can earn attractive leveraged returns. We also continue to see consistent operating results from the properties underlying our affordable multifamily MRBs and GILs, with all such investments being current on contractual principal and interest payments as of March 31, 2024.

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Supplemental Financial Report for the Quarter Ended March 31, 2024

Other highlights of our investment portfolio include the following:

•
We continue to execute on our hedging strategy, primarily through interest rate swaps, to reduce the impact of recently volatile market interest rates. We received net payments under our interest rate swaps of approximately $1.7 million during the three months ended March 31, 2024.
•
Two joint venture equity investment properties have achieved stabilized operations and three additional properties have begun leasing activities as of March 31, 2024. Seven of the Partnership’s joint venture equity investments are currently under construction or in development, with none having experienced material supply chain disruptions for either construction materials or labor to date.

We have noticed traditional bank affordable housing lenders are offering fewer loans or imposing more restrictive terms on borrowers, creating new opportunities for us to pursue beyond our normal pipeline. We will continue to strategically work with strong sponsors on new investment opportunities where traditional sources of capital may not currently be available. We will also continue to seek to develop new relationships, particularly with those sponsors that are existing clients of Greystone and its affiliates.

Thank you for your continued support of Greystone Housing Impact Investors LP!

Kenneth C. Rogozinski

Chief Executive Officer

© 2024 Greystone & Co. II LLC	4

Supplemental Financial Report for the Quarter Ended March 31, 2024

First Quarter 2024 Fact Sheet

PARTNERSHIP DETAILS

Greystone Housing Impact Investors LP was formed for the primary purpose of acquiring a portfolio of MRBs that are issued to provide construction and/or permanent financing of affordable multifamily residential and commercial properties. We also invest in GILs, which are similar to MRBs, to provide construction financing for affordable multifamily properties. We expect and believe the interest paid on the MRBs and GILs to be excludable from gross income for federal income tax purposes. In addition, we have invested in equity interests in multifamily, market rate properties throughout the U.S. We continue to pursue a business strategy of acquiring additional MRBs and GILs on a leveraged basis, and other investments.

(As of March 31, 2024)

Symbol (NYSE)		GHI
Most Recent Quarterly Distribution per BUC (1)		$0.44

BUC Price		$16.29
Year to Date Annualized Yield (2)		10.8%

BUCs Outstanding		23,057,328
Market Capitalization		$$375,603,873
52-week BUC price range	$14.56 to $17.80

Partnership Financial Information for Q1 2024 ($’s in 000’s, except per BUC amounts)
	3/31/2024	12/31/2023

Total Assets	$1,453,419	$1,513,401
Leverage Ratio (3)	71%	72%

	Q1 2024

Total Revenue	$22,371
Net Income	$10,648
Cash Available for Distribution (“CAD”) (4)	$5,229
Cash Distributions declared, per BUC (1)	$0.368
BUCs Distributions declared, per BUC (1)	$0.070

(1)
The distribution was paid on April 30, 2024 for BUC holders of record as of March 28, 2024. The distribution is payable to BUC holders of record as of the last business day of the quarter and GHI trades ex-dividend one day prior to the record date, with a payable date of the last business day of the subsequent month. The distribution includes the regular quarterly cash distribution of $0.37 per outstanding BUC and a supplemental distribution payable in the form of additional BUCs equal to $0.07 per BUC. The supplemental BUCs Distribution was paid at a ratio of 0.00417 BUCs for each issued and outstanding BUC as of the record date. The amounts above have been retroactively adjusted to reflect the BUCs distribution as of the beginning of the periods presented.
(2)
The annualized yield calculation is based on year-to-date distributions declared of $0.44 per BUC.
(3)
Our overall leverage ratio is calculated as total outstanding debt divided by total assets using cost adjusted for paydowns and allowances for MRBs, Governmental Issuer Loans, property loans, taxable MRBs and taxable GILs, and initial cost for deferred financing costs and real estate assets.
(4)
Management utilizes a calculation of Cash Available for Distribution (“CAD”) to assess the Partnership’s operating performance. This is a non-GAAP financial measure. See the Important Disclosure Notices in the Appendices for important information regarding non-GAAP measures. A reconciliation of our GAAP net income (loss) to CAD is provided on page 20 of this report.

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Supplemental Financial Report for the Quarter Ended March 31, 2024

Operating Results Summary

(Dollar amounts in thousands, except per BUC information)

	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
Total revenues	$24,938	$28,303	$26,474	$25,185	$22,371
Total expenses	(23,506)	(14,343)	(16,771)	(29,327)	(11,667)
Gain on sale of real estate assets	-	-	-	10,363	-
Gain on sale of investments in unconsolidated entities	15,367	7,326	32	-	50
Earnings (losses) from investments in unconsolidated entities	-	-	-	(18)	(107)
Income tax (expense) benefit	(7)	1	(6)	1	1
Net income	$16,792	$21,287	$9,729	$6,204	$10,648

Per BUC operating metrics(1):
Net income	$0.60	$0.85	$0.39	$0.24	$0.42
Cash available for distribution	$0.81	$0.62	$0.25	$0.27	$0.23

Per BUC distribution information(1):
Cash distributions declared	$0.37	$0.37	$0.37	$0.37	$0.37
BUC distributions declared	-	0.07	0.07	0.07	0.07
Total distributions declared	$0.37	$0.44	$0.44	$0.44	$0.44

Weighted average BUCs outstanding	22,538,928	22,639,852	22,734,412	22,852,500	23,000,754
BUCs outstanding, end of period	22,538,878	22,639,852	22,734,375	22,897,187	23,057,328
(1)
Per BUC metrics are presented as initially reported and have not been retrospectively adjusted for subsequent distributions payable in the form of additional BUCs.

© 2024 Greystone & Co. II LLC	6

Supplemental Financial Report for the Quarter Ended March 31, 2024

Asset Profile

(Dollar amounts in thousands)

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Supplemental Financial Report for the Quarter Ended March 31, 2024

Mortgage Investments to Total Assets Profile

(Dollar amounts in thousands)

$1,800,000
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
80%
79%
79%
84%
81%
3/31/2023
6/30/2023
9/30/2023
12/31/2023
3/31/2024
Mortgage Investment Assets
Non-Mortgage Investment Assets

Note: Mortgage Investments include the Partnership’s Mortgage Revenue Bonds, Governmental Issuer Loans, Taxable Mortgage Revenue

Bonds, Taxable Governmental Issuer Loans, and Property Loans that share a first mortgage lien with the Governmental Issuer Loans.

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Supplemental Financial Report for the Quarter Ended March 31, 2024

Debt and Equity Profile

(Dollar amounts in thousands)

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Supplemental Financial Report for the Quarter Ended March 31, 2024

Debt Financing

(Dollar amounts in thousands)

$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
27%
36%
23%
14%
32%
32%
23%
13%
38%
26%
24%
12%
41%
24%
31%
4%
46%
16%
32%
6%
3/31/2023
6/30/2023
9/30/2023
12/31/2023
3/31/2024
Fixed Asset - Variable Debt
Fixed Asset - Fixed Debt
Variable Asset - Variable Debt (1)
Fixed Asset - Variable Debt (Hedged) (2)

(1)
The securitized assets and related debt financings each have variable interest rates. Though the variable rate indices may differ, the Partnership is largely hedged against rising interest rates.
(2)
The variable-rate debt financing is hedged through our interest rate swap agreements. Though the variable rate indices may differ, these interest rate swaps have effectively synthetically fixed the interest rate of the related debt financing.

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Supplemental Financial Report for the Quarter Ended March 31, 2024

Debt Investments Activity

(Dollar amounts in thousands)

$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$-
$90,747
$88,552
$46,525
$50,121
$36,371
9%
22%
69%
11%
26%
63%
26%
49%
25%
37%
14%
49%
8%
17%
75%
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024
MRB investment
GIL investment
Property loan investment

Quarterly Activity	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
Investment Purchases	$90,747	$88,552	$46,525	$50,121	$36,371
Sales and Redemptions	(31,622)	(65,511)	(126,121)	(57,293)	(120,050)
Net Investment Activity	59,125	23,041	(79,596)	(7,172)	(83,679)
Net Debt (Proceeds) Repayment	(35,595)	(16,330)	68,749	18,007	53,348
Net Capital Deployed	$23,530	$6,711	$(10,847)	$10,835	$(30,331)

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Supplemental Financial Report for the Quarter Ended March 31, 2024

JV Equity Investments Activity

(Dollar amounts in thousands)

$20,000
$15,000
$10,000
$5,000
$-
$(5,000)
$(10,000)
$(15,000)
$16,104
$10,194
$6,960
$(6,585)
$(5,280)
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Equity contribution
Return of equity

Quarterly Activity	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
JV Equity Contributions	$5,698	$3,744	$10,194	$16,104	$6,960
Return of JV Equity Contributions	(12,283)	(9,024)	-	-	-
Net JV Equity Activity	$(6,585)	$(5,280)	$10,194	$16,104	$6,960

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Supplemental Financial Report for the Quarter Ended March 31, 2024

Net Book Value Waterfall

Note: Per unit data derived from weighted average BUCs outstanding during the period, except for the Net Book Values, which are based on shares outstanding on the stated date. Numbers may not sum due to rounding. The sales of BUCs during the first quarter were at prices above Net Book Value but did not materially impact overall Net Book Value per BUC.

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Supplemental Financial Report for the Quarter Ended March 31, 2024

Interest Rate Sensitivity Analysis

The interest rate sensitivity table below represents the change in interest income from investments, net of interest on debt and settlement payments for interest rate derivatives over the next twelve months, assuming an immediate parallel shift in the SOFR yield curve and the resulting implied forward rates are realized as a component of this shift in the curve and assuming management does not adjust its strategy in response. The amounts in the table below do not consider any potential unrealized gains or losses from derivatives in determining the net interest income impact.

Description	- 50 basis points	- 25 basis points	+ 50 basis points	+ 100 basis points	+ 200 basis points
TOB Debt Financings	$2,115,000	$1,057,500	$(2,115,000)	$(4,230,000)	$(8,459,999)
TEBS Debt Financings	77,146	38,573	(77,146)	(154,292)	(308,584)
Other Financings & Derivatives	(1,715,410)	(857,705)	1,715,410	3,430,820	6,861,640
Variable Rate Investments	(424,507)	(212,253)	424,507	849,013	1,698,026
Net Interest Income Impact	$52,229	$26,115	$(52,229)	$(104,459)	$(208,917)

Per BUC Impact (1)	$0.002	$0.001	$(0.002)	$(0.005)	$(0.009)

(1)
The net interest income impact per BUC calculated based on 23,057,328 BUCs outstanding as of March 31, 2024.

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Supplemental Financial Report for the Quarter Ended March 31, 2024

Total Revenue & Gain on Sale Trends

(Dollar amounts in thousands)

$45,000
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
Total Revenue
$1,800,000
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
Total Assets
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Investment income
Property revenues
Other interest income
Other income
Gain on sale of real estate assets
Gain on sale of investments in unconsolidated entities
Total Assets

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Supplemental Financial Report for the Quarter Ended March 31, 2024

Operating Expense Trends

(Dollar amounts in thousands)

(1)
This Item includes unrealized gains and losses on the Partnership's interest rate derivative instruments that are non-cash income (expense) in the period reported.

Since April 1, 2022, the sum of “Salaries and benefits” and “General and administrative” expenses as a percentage of Total Assets has averaged approximately 0.27% per quarter.

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Supplemental Financial Report for the Quarter Ended March 31, 2024

Tax Income Information Related to Beneficial Unit Certificates

The following table summarizes tax-exempt and taxable income as percentages of total income allocated to the Partnership’s BUCs on Schedule K-1 for tax years 2021 to 2023. This disclosure relates only to income allocated to the Partnership’s BUCs and does not consider an individual unitholder’s basis in the BUCs or potential return of capital as such matters are dependent on the individual unitholders’ specific tax circumstances. The disclosure also assumes that the individual unitholder can utilize all allocated losses and deductions, even though such items may be limited depending on the unitholder’s specific tax circumstances. Such amounts are for all BUC holders in the aggregate during the year. Income is allocated to individual investors monthly and amounts allocated to individual investors may differ from these percentages due to, including, but not limited to, BUC purchases and sales activity and the timing of significant transactions during the year.

	2023	2022	2021
Tax-exempt income	40%	25%	32%
Taxable income	60%	75%	68%
	100%	100%	100%

Unrelated Business Taxable Income

In recent years, the Partnership has generated little to no Unrelated Business Taxable Income (“UBTI”) for BUC unitholders. For tax years 2021 to 2023, the Partnership generated a net loss from activities considered to be UBTI as reported on investor Schedule K-1s. The rules around UBTI are complex, so please consult your tax advisor.

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Supplemental Financial Report for the Quarter Ended March 31, 2024

Appendices

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Supplemental Financial Report for the Quarter Ended March 31, 2024

Operating Results Detail

(Dollar amounts in thousands, except per BUC information)

	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
Revenues:
Investment income	$19,303	$22,416	$20,537	$20,010	$19,272
Other interest income	4,409	4,646	4,621	4,079	3,004
Property revenues	1,226	1,108	1,199	1,035	-
Other income	-	133	117	61	95
Total revenues	24,938	28,303	26,474	25,185	22,371

Expenses:
Real estate operating (exclusive of items shown below)	602	615	874	573	-
Provision for credit losses	(545)	(774)	(562)	(466)	(806)
Depreciation and amortization	405	405	413	314	6
Interest expense	16,688	17,602	17,926	16,849	13,804
Net result from derivative transactions	1,283	(8,614)	(7,209)	7,168	(6,268)
General and administrative	5,073	5,109	5,329	4,889	4,931
Total expenses	23,506	14,343	16,771	29,327	11,667

Other Income:
Gain on sale of real estate assets	-	-	-	10,363	-
Gain on sale of investments in unconsolidated entities	15,367	7,326	32	-	50
Earnings (losses) from investments in unconsolidated entities	-	-	-	(18)	(107)
Income before income taxes	16,799	21,286	9,735	6,203	10,647
Income tax expense (benefit)	7	(1)	6	(1)	(1)
Net income	16,792	21,287	9,729	6,204	10,648
Redeemable preferred unit distributions and accretion	(747)	(799)	(700)	(623)	(767)
Net income available to partners	$16,045	$20,488	$9,029	$5,581	$9,881

Net income available to partners allocated to:
General partner	$2,479	$1,010	$25	$75	$98
Limited partners - BUCs	13,491	19,324	8,922	5,472	9,725
Limited partners - Restricted units	75	154	82	34	58
Net income available to partners	$16,045	$20,488	$9,029	$5,581	$9,881

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Supplemental Financial Report for the Quarter Ended March 31, 2024

Cash Available for Distribution (1)

(Dollar amounts in thousands, except per BUC information)

	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
Net income	$16,792	$21,287	$9,729	$6,204	$10,648
Unrealized (gains) losses on derivatives, net	3,436	(6,020)	(4,237)	9,994	(4,604)
Depreciation and amortization expense	405	405	413	314	6
Provision for credit losses	(545)	(774)	(562)	(466)	(806)
Reversal of gain on sale of real estate assets	-	-	-	(10,363)	-
Amortization of deferred financing costs	1,006	392	353	710	367
Restricted unit compensation expense	350	587	603	473	332
Deferred income taxes	(1)	(1)	(1)	3	3
Redeemable Preferred Unit distributions and accretion	(747)	(799)	(700)	(623)	(767)
Tier 2 Income allocable to the General Partner	(2,415)	(878)	65	(19)	-
Recovery of prior credit loss	(17)	(17)	(17)	(17)	(17)
Bond premium, discount and amortization, net of cash received	(47)	(47)	(45)	(43)	(40)
(Earnings) losses from investments in unconsolidated entities	-	-	-	18	107
Total Cash Available for Distribution	$18,217	$14,135	$5,601	$6,185	$5,229

Weighted average number of BUCs outstanding, basic	22,538,928	22,639,852	22,734,412	22,852,500	23,000,754
Net income per BUC, basic	$0.60	$0.85	$0.39	$0.24	$0.42
Total CAD per BUC, basic	$0.81	$0.62	$0.25	$0.27	$0.23
Cash Distributions declared, per BUC	$0.37	$0.37	$0.37	$0.37	$0.37
BUCs Distributions declared, per BUC (2)	$-	$0.07	$0.07	$0.07	$0.07

		Trailing five quarter totals:
		Net income per BUC, basic			$2.51
		Total CAD per BUC, basic			$2.18
		Cash Distributions declared, per BUC			$1.84
		BUCs Distributions declared, per BUC			$0.28

(1)
See the Important Disclosure Notices in the Appendices for important information regarding non-GAAP measures. Per BUC metrics are presented as initially reported and have not been retrospectively adjusted for future distributions payable in the form of additional BUCs.
(2)
See the Important Disclosure Notices in the Appendices for information regarding the BUCs distributions declared.

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Supplemental Financial Report for the Quarter Ended March 31, 2024

Balance Sheet Summary

(Dollar amounts in thousands, except per BUC information)

	3/31/2023	6/30/2023	9/30/2023	12/31/2023	3/31/2024
Assets:
Cash	$52,105	$59,246	$58,918	$37,918	$56,255
Restricted cash	36,213	45,765	47,908	9,816	14,672
Interest receivable	14,615	10,315	8,712	8,266	7,847
Mortgage revenue bonds, at fair value	867,384	905,964	859,046	930,676	942,746
Governmental issuer loans, net	315,528	302,173	254,378	221,653	204,391
Property loans, net	162,781	142,903	115,432	120,508	51,678
Investments in unconsolidated entities	111,135	106,296	118,525	136,653	145,131
Real estate assets, net	35,673	35,563	35,272	4,716	4,716
Other assets	37,236	48,458	48,140	43,195	25,983
Total assets	$1,632,670	$1,656,683	$1,546,331	$1,513,401	$1,453,419

Liabilities
Accounts payable, accrued expenses and other liabilities	$23,408	$22,468	$23,622	$22,958	$20,863
Distribution payable	10,835	9,322	8,481	8,584	8,672
Secured lines of credit	6,500	12,500	16,500	33,400	16,500
Debt financing, net	1,143,735	1,154,030	1,081,410	1,015,030	978,475
Mortgages payable, net	1,690	1,690	26,513	1,690	1,690
Total liabilities	1,186,168	1,200,010	1,156,526	1,081,662	1,026,200

Redeemable preferred units	102,430	112,421	92,428	82,432	87,389
Partners' capital	344,072	344,252	297,377	349,307	339,830
Total liabilities and partners' capital	$1,632,670	$1,656,683	$1,546,331	$1,513,401	$1,453,419

Net book value per BUC	$15.12	$15.06	$12.97	$15.17	$14.59

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Supplemental Financial Report for the Quarter Ended March 31, 2024

Important Disclosure Notices

Forward-Looking Statements

All statements in this document other than statements of historical facts, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. When used, statements which are not historical in nature, including those containing words such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions, are intended to identify forward-looking statements. We have based forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. This document may also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified the statistical and other industry data generated by independent parties contained in this supplement and, accordingly, we cannot guarantee their accuracy or completeness. In addition, projections, assumptions and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the headings “Item 1A Risk Factors” in our 2023 Annual Report on Form 10-K for the year ended December 31, 2023. These forward-looking statements are subject to various risks and uncertainties and Greystone Housing Impact Investors LP (the “Partnership”) expressly disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Most, but not all, of the selected financial information furnished herein is derived from the Greystone Housing Impact Investors LP’s consolidated financial statements and related notes prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) and management’s discussion and analysis of financial condition and results of operations included in the Partnership’s reports on Forms 10-K and 10-Q. The Partnership’s annual consolidated financial statements were subject to an independent audit, dated February 22, 2024.

Disclosure Regarding Non-GAAP Measures

This document refers to certain financial measures that are identified as non-GAAP. We believe these non-GAAP measures are helpful to investors because they are the key information used by management to analyze our operations. This supplemental information should not be considered in isolation or as a substitute for the related GAAP measures.

Please see the consolidated financial statements we filed with the Securities and Exchange Commission on Forms 10-K and 10-Q. Our GAAP consolidated financial statements can be located upon searching for the Partnership’s filings at www.sec.gov.

Other Information

On September 14, 2022, the Partnership declared a supplemental distribution payable in the form of additional BUCs equal to $0.20 per BUC (the “Third Quarter 2022 BUCs Distribution”). The Third Quarter 2022 BUCs Distribution was paid at a ratio of 0.01044 BUCs for each issued and outstanding BUC as of the record date of September 30, 2022, which represents an amount per BUC based on the closing price of the BUCs on the Nasdaq Stock Market LLC on September 13, 2022. The Third Quarter 2022 BUCs Distribution was completed on October 31, 2022.

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Supplemental Financial Report for the Quarter Ended March 31, 2024

On December 19, 2022, the Partnership declared a supplemental distribution payable in the form of additional BUCs equal to $0.20 per BUC (the “Fourth Quarter 2022 BUCs Distribution”). The Fourth Quarter 2022 BUCs Distribution was paid at a ratio of 0.0105 BUCs for each issued and outstanding BUC as of the record date of December 30, 2022, which represents an amount per BUC based on the closing price of the BUCs on the New York Stock Exchange ("NYSE") on December 16, 2022. The Fourth Quarter 2022 BUCs Distribution was completed on January 31, 2023.

On June 14, 2023, the Partnership declared a supplemental distribution payable in the form of additional BUCs equal to $0.07 per BUC (the “Second Quarter 2023 BUCs Distribution”). The Second Quarter 2023 BUCs Distribution was paid at a ratio of 0.00448 BUCs for each issued and outstanding BUC as of the record date of June 30, 2023, which represents an amount per BUC based on the closing price of the BUCs on the NYSE on June 13, 2023. The Second Quarter 2023 BUCs Distribution was completed on July 31, 2023.

On September 13, 2023, the Partnership declared a supplemental distribution payable in the form of additional BUCs equal to $0.07 per BUC (the “Third Quarter 2023 BUCs Distribution”). The Third Quarter 2023 BUCs Distribution was paid at a ratio of 0.00418 BUCs for each issued and outstanding BUC as of the record date of September 29, 2023, which represents an amount per BUC based on the closing price of the BUCs on the NYSE on September 12, 2023. The Third Quarter 2023 BUCs Distribution was completed on October 31, 2023.

On December 13, 2023, the Partnership declared a supplemental distribution payable in the form of additional BUCs equal to $0.07 per BUC (the “Fourth Quarter 2023 BUCs Distribution”). The Fourth Quarter 2023 BUCs Distribution was paid at a ratio of 0.00415 BUCs for each issued and outstanding BUC as of the record date of December 29, 2023, which represents an amount per BUC based on the closing price of the BUCs on the NYSE on December 12, 2023. The Fourth Quarter 2023 BUCs Distribution was completed on January 31, 2024.

On March 13, 2024, the Partnership declared a supplemental distribution payable in the form of additional BUCs equal to $0.07 per BUC (the “First Quarter 2024 BUCs Distribution”, collectively with the Third Quarter 2022 BUCs Distribution, the Fourth Quarter 2022 BUCs Distribution, the Second Quarter 2023 BUCs Distribution, the Third Quarter 2023 BUCs Distribution, and the Fourth Quarter 2023 BUCs Distribution, the “BUCs Distributions”). The First Quarter 2024 BUCs Distribution was paid at a ratio of 0.00417 BUCs for each issued and outstanding BUC as of the record date of March 28, 2024, which represents an amount per BUC based on the closing price of the BUCs on the NYSE on March 12, 2024. The First Quarter 2024 BUCs Distribution was completed on April 30, 2024.

There were no fractional BUCs issued in connection with the BUCs Distributions. All fractional BUCs resulting from the BUCs Distributions received cash for such fraction based on the market value of the BUCs on the record date.

Unless noted otherwise herein, the BUCs Distributions have been applied retroactively to all net income per BUC, distributions per BUC and similar per BUC disclosures for all periods indicated in this supplemental financial report.

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Supplemental Financial Report for the Quarter Ended March 31, 2024

Other Partnership Information

Corporate Office:		Transfer Agent:
14301 FNB Parkway		Equiniti Trust Company, LLC
Suite 211		48 Wall Street, Floor 23
Omaha, NE 68154		New York, NY 10005
Phone:	402-952-1235	HelpAST@equiniti.com
Investor & K-1 Services:	855-428-2951	Phone: 718-921-8124
Web Site:	www.ghiinvestors.com	800-937-5449
K-1 Services Email:	ghiK1s@greyco.com
Ticker Symbol (NYSE):	GHI

Corporate Counsel:		Independent Accountants:
Barnes & Thornburg LLP		PwC
11 S. Meridian Street		1 North Wacker Drive
Indianapolis, IN 46204		Chicago, Illinois 60606

Board of Managers of Greystone AF Manager LLC:
(acting as the directors of Greystone Housing Impact Investors LP)

Stephen Rosenberg	Chairman of the Board
Jeffrey M. Baevsky	Manager
Drew C. Fletcher	Manager
Steven C. Lilly	Manager
W. Kimball Griffith	Manager
Deborah A. Wilson	Manager
Robert K. Jacobsen	Manager

Corporate Officers:
Kenneth C. Rogozinski	Chief Executive Officer
Jesse A. Coury	Chief Financial Officer

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